                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Registration Statement
No. 33-75144 on Form S-3 of Time Warner Entertainment Company, L.P. ('TWE') and in the related Prospectus of our reports dated February 10, 1998, with respect to the consolidated financial statements and schedules of TWE, Warner Communications Inc. and American Television and Communications Corporation, included in this Annual Report on Form 10-K for the year ended December 31, 1997.


                                                     ERNST & YOUNG LLP
                                                -----------------------------
                                                     ERNST & YOUNG LLP
New York, New York
March 25, 1998